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                               EXHIBIT 99.2

             AMENDMENT TO FOURTH AMENDMENT AND RESTATEMENT OF LEASE

         THIS AMENDMENT TO FOURTH AMENDMENT AND RESTATEMENT OF LEASE (THIS "AMENDMENT") IS MADE AND ENTERED INTO AS OF THIS 6TH DAY OF FEBRUARY, 1998 BY AND BETWEEN ASAHI SEIMEI PRUDENTIAL ASSOCIATES, NUMBER THREE ("LANDLORD") AND THE CHARLES STARK DRAPER LABORATORY, INC. ("TENANT").

                                    RECITALS

         A. Landlord's predecessor and Tenant entered into that certain Fourth Amendment and Restatement of Lease, dated as of July 1, 1981 (the "Lease"), pursuant to which Tenant leases premises from Landlord at 555 Technology Square, Cambridge, Massachusetts, upon the terms and conditions set forth in the Lease. Capitalized terms that are not otherwise defined in this Amendment shall have the same meanings herein as are ascribed to such terms in the Lease.

         B. Landlord and Tenant have discussed Landlord's desire to market the Property, and, in exchange for the consideration payable by Landlord as described below, Tenant is willing to waive certain options to purchase the Property which are set forth in the Lease, upon any sale of the Property that may occur within one year from the date hereof.

         C. Landlord and Tenant desire to further amend the Lease as set forth herein.

                                   AGREEMENTS

         NOW THEREFORE, for and in consideration of the Recitals set froth above, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which hereby are acknowledged, Landlord and Tenant hereby agree as follows:

         1. RECITALS INCORPORATED. The Recitals set forth above are incorporated in this Amendment and shall be deemed terms and provisions hereof, to the same extent as if fully set forth in this Paragraph 1.

         2. OPTION WAIVER CONSIDERATION. Upon the mutual execution and deliver of this Agreement, Tenant shall have the right to deduct from the next monthly installment of Annual Fixed Rent due under the Lease, the sum of the One Hundred Twenty-Five Thousand Dollars ($125,000).

         3. TENANT'S LIMITED WAIVER OF CERTAIN PURCHASE OPTIONS. Tenant hereby irrevocably waives and forever relinquishes any and all rights of Tenant under
Section 2.10.1 and

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Section 2.10.2 of the Lease (the "Purchase Options"), BUT ONLY to the extent such rights would apply to Landlord's marketing and sale of the Property during the period commencing on the date hereof and terminating on the one-year anniversary of the date hereof (the "Free Transfer Period"). Accordingly, provided that such sale or transfer closes (i.e., the recordation of a deed or deeds from Landlord to a purchaser, or, if applicable, the delivery of assignments of ownership interests by Landlord's partners to a purchaser) not later than the last day of the Free Transfer Period, Landlord shall have the right during the Free Transfer Period to sell or transfer its interest in the Property free and clear of the Purchase Options. Upon the closing of any such sale or transfer during the Free Transfer Period, or if no sale or other transfer of the Property closes during the Free Transfer Period, Tenant's rights under the Purchase Options shall be reinstated and in full force and effect with respect to any future sales of the Property to a third party, subject to and in accordance with the terms of the Lease.

         4. MISCELLANEOUS. This Amendment modifies and amends the Lease. The terms and provisions hereof shall supersede any contrary terms and provisions contained in the Lease. The Lease, as hereby amended and modified, is hereby ratified and remains in full force and effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respect successors and permitted assigns. No provision of this Amendment shall be construed against any party on the ground that such party (or its counsel) drafted such provision or caused it to be drafted. The titles of the Paragraphs hereto have been inserted as a matter of convenience of reference only, and shall not control or affect the meaning, interpretation or construction of this Amendment. This Amendment may be executed and delivered in any number of counterparts, each of which shall be considered an original but all of which shall constitute a single agreement.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD                            ASAHI SEIMEI PRUDENTIAL ASSOCIATES, NUMBER
                                    THREE

                                    BY:  THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA

                                       By: /s/ Leigh M. Rae
                                          -------------------------------------
                                       Name:  LEIGH M. RAE

                                       Title: VICE PRESIDENT


TENANT                              THE CHARLES STARK DRAPER LABORATORY, INC.

                                       By: /s/ D.C. Driscoll
                                          -------------------------------------
                                       Name:  D.C. DRISCOLL

                                       Title: VICE PRESIDENT AND TREASURER


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